EXHIBIT 10
LEASE

THIS LEASE is made as of June 30, 2004 between West Washington Street, LLC, a Virginia limited liability company ("Landlord") and Interstate General Company, ("Tenant") and Reuter's, Inc. ("Agent").

DEFINITIONS

1.1	The Heritage Building:
A two (2)-story building located at 101 - 109 West Washington Street containing approximately fourteen thousand seven (14,007) square feet of rentable area.

1.2	Premises:
Suites #1 and #4 containing approximately two thousand thirteen (2,013) square feet of rental area located on the second floor of the Building.

1.3	Lease Term:
three (3) years

1.4	Anticipated Occupancy Date:
October 1, 2004

1.5	Base Rent:

Three Thousand Six Hundred Ninety Dollars and Fifty Cents ($3,690.50) for the first Lease Year, (which amount is based on twenty-two ($22.00) per square foot of rentable area). In addition to the Base Rent, there is a 14.4% pro-rata share of the Building's Real Estate Tax and Insurance as outlined in section 3.2 below, plus a 3/6th pro rata share of office suites common area hall and stairs (approx. 373 square feet) HVAC and cleaning charges.

1.6	Base Rent Annual Escalation Percentage:
three percent (3%)

1.7	Base Year:
2004

1.8	Security Deposit:
Two Thousand Five Hundred Dollars ($2,500.00).

1.9	Payments:

Payments of Base Rent, Impositions, Security Deposit and/or any other charge authorized in this Lease shall be payable to NBR Properties (unless otherwise noted) and mailed to Reuter's, Inc., 4115 Wisconsin Ave., NW, #100, Washington, DC, 20016.

1.10	Broker:
Reuter's, Inc.

1.11	Tenant Address for Notices:
P. O. Box 1280, Middleburg, VA, 20018

WHEREAS, Tenant desires to lease the herein described property from Landlord, and Landlord has agreed to lease the property to Tenant on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other valuable consideration, the sufficiency and receipt of which hereby are acknowledged, the parties agree as follows:

SECTION 1. DEMISE.

Lease. Landlord hereby leases, rents, and demises to Tenant, and Tenant hereby takes and hires from Landlord, the premises located in the building known as The Heritage Building, Middleburg, Virginia 20118 ("Premises"), upon and subject to the provisions set forth herein, subject, however, to (i) all present and future building, environmental, zoning, use and other state, local and federal laws and (ii) the current condition and state of repair of the Premises.

Term. The term of this Lease shall commence on October 1, 2004 (the "Lease Date") and shall continue until midnight on September 30, 2007 ("Lease Term").

SECTION 2. RENT.
2.1	Base Rent.

Tenant shall pay to Landlord as net rent ("Base Rent") for the Premises the sum of $3,690.50 per month. Base Rent shall be paid by Tenant to Landlord in advance on the first day of each calendar month during the Lease Term. Effective on the Anniversary Date during the Lease Term, the monthly Base Rent shall be increased by an amount equal to 3% percent of the Base Rent due during the last month of the preceding lease year. All Rent shall be paid by Tenant to Landlord at Landlord's address specified herein or at such other address as Landlord may in writing direct. As used herein the term "Rent" shall include Base Rent, and any and all Impositions and other sums payable by Tenant to Landlord hereunder, including without limitation interest, late payments and penalties. Tenant agrees that rents, including any amounts due as additional rent, are due on the first day of each month and, if not received by the tenth day of the month, that a five percent (5%) late fee also will be due as additional rent, without further notice.

2.2	Security Deposit.

Tenant shall pay to Landlord $2,500.00 as a security deposit ("Security Deposit"). Tenant shall be entitled to any interest earned on its Security Deposit. The Security Deposit may be applied by Landlord toward the cure of any default by Tenant hereunder. In the event that all or any portion of the Security Deposit is so applied, Tenant shall repay to Landlord the amount necessary to maintain the above-mentioned amount as the Security Deposit. Landlord shall return any remaining unapplied portion of the Security Deposit to Tenant within ninety (90) days of the termination of the Lease.

SECTION 3. IMPOSITIONS.
3.1	Definition of Impositions.
"Impositions" means that portion of real property taxes and insurance for the building as are described below.

3.2	Real Estate Taxes and Insurance.

In addition to the Base Rent above referenced, Tenant shall pay a portion of the annual Town of Middleburg and County of Loudoun real property taxes assessed to the building (which totals $10,001.72 for the 2004 tax year). The Tenant occupies approximately 11.4% of the building; therefore, Tenant shall pay an annual amount of $1,437.38, in monthly installments of $119.78, as additional rent. In addition to the Base Rent above referenced, Tenant shall pay a portion of the annual insurance for the building (currently totaling $2,694.00). Based on Tenant's above-mentioned occupancy of the building, Tenant shall pay an annual amount of $387.17, in monthly installments of $32.26, as additional rent. Any increase or decrease in either of these amounts will be adjusted accordingly.

SECTION 4. REPAIRS AND MAINTENANCE.
4.1	Tenant's Obligation.

During the Lease Term, Tenant, at its sole cost and expense, shall keep the interior of the Premises in good order and repair and in a neat', attractive and presentable condition (reasonable wear and tear excepted).

4.2	Landlord's - Tenant's Obligation.

Tenant shall maintain the Premises and all fixtures and equipment located therein or exclusively serving the Premises in clean, safe and sanitary condition, take good care thereof, make all repairs and replacements thereto and suffer no waste or injury thereto. Tenant shall give Landlord prompt written notice of any defect in or damage to the Building or any part thereof. Landlord shall be responsible for repair of the major mechanical, electrical and HVAC systems serving the Premises as necessitated by Tenant's normal use, excluding without limitation, any special Tenant equipment such as telecommunications, computer and kitchen equipment. Landlord shall be responsible for all repairs to the exterior structural walls, foundations and roof of the Premises. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises broom clean, and in good order, condition and repair, except for ordinary wear and tear. All installed wiring becomes the property of Landlord. Landlord will provide twice yearly heating and air conditioning (HVAC) equipment maintenance service, however Tenant shall be responsible for the regular changing of HVAC filters.

SECTION 5. INSURANCE AND DAMAGE TO PROPERTY.
5.1	Insurance.

Tenant, at its sole cost and expense, shall procure and maintain throughout the Lease Term, a minimum of $1,000,000 comprehensive general liability insurance, with maximum deductible amounts, as applicable. Evidence of all required policies shall be provided to Landlord promptly upon Landlord's request.

5.2	Required Insurance Clauses.

All policies of insurance provided for herein shall contain clauses or endorsements to the effect that: (a) no act of negligence of Tenant, or anyone acting for Tenant, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned; (b) such policies shall not be changed or canceled without at least ten (10) days' prior written notice to Landlord; (c) Landlord shall not be liable for any premiums thereon nor subject to any assessments thereunder, and (d) all such policies of insurance provided for or contemplated herein shall name Landlord as additional insured, as its interests may appear.

5.3	Damage or Destruction by Fire or Other Casualty Caused by Tenant.

Tenant shall be liable for any repair or replacement of the Property to the extent not covered by the insurance required hereunder. Tenants shall not be released from its obligation to and shall continue to pay Rent despite the destruction of the Premises or the fact that the Premises or any portion thereof has been rendered untenantable.

SECTION 6. USE OF PROPERTY.
6.1	Use and Operation of Property; Utility Charges.

Tenant shall use and occupy the Premises as and for office use. Tenant shall not use or occupy nor permit the Premises or any part thereof to be used or occupied, for any unlawful purpose or in violation of any certificate of occupancy, certificate of compliance, permit or zoning or other law or ordinance covering or affecting the use of the Premises or any part thereof. Tenant shall not suffer any act to be done or any condition to exist on the Premises or any part thereof, which shall, in Law, constitute a nuisance, public or private. Tenant shall be responsible for the payment of all utility charges against the Premises, whether attributable to its own use and occupation or that of its subtenants or assignees, if any.

6.2	Compliance with Laws.

Throughout the Lease Term, Tenant, at its own sole cost and expense, shall promptly comply with all present and future laws, ordinances, statutes, administrative and judicial orders, rules, regulations and requirements (herein collectively, "Laws") of all governmental authorities, and all orders, rules and regulations of the National and local boards of Fire Underwriters or any other body or bodies exercising similar functions ("Insurance Boards") (foreseen or unforeseen, ordinary as well as extraordinary) which may be applicable to the Premises or any part thereof, (stairway and common entrance hall area), joining the Premises or to the use or manner of use of the Premises or the owners, tenants or occupants thereof, whether or not any such Laws shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Premises.

6.3	Permits.

Tenant shall procure, pay for and maintain and cause its subtenants to procure, pay for and maintain all permits, licenses, approvals and other authorizations (collectively, "Permits") necessary for the operation of their businesses at the Premises and the lawful use and occupancy of the Premises in connection therewith.

6.4	Insurance Requirements.

Tenant shall, at it's sole cost and expense, observe and comply and cause observance and compliance with the requirements of all policies of insurance at any time in force with respect to the Premises. In the event of any violation or attempted violation of the such policies of this Section by any subtenant, or assignee, Tenant shall take such steps immediately upon knowledge of such violation or attempted violation, as may be required to remedy or prevent the same.

6.5	Hold Harmless.
Tenant covenants that Landlord shall not suffer or sustain any costs, expenses or liabilities by reason of any act or thing done or omitted to be done by Tenant pursuant to this Section.

SECTION 7. LIENS.
7.1	No Liens.

Tenant shall not create, permit to be created or to remain, and shall discharge, all liens, encumbrances and charges levied on account of any Imposition, and all mechanic's, laborer's, or materialman's liens. Tenant will not suffer any matter or thing whereby the estate, rights and interests of Landlord in the Premises or any part thereof might be impaired provided that any lien on the Premises, may be paid or contested by Tenant in accordance with Section 3 hereof.

7.2	Discharge of Liens.

If any mechanic's, laborer's or materialman's lien is filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record. If Tenant fails to cause such lien to be timely discharged then, in addition to all other rights and remedies, Landlord may, but shall not be obligated to, discharge the same by deposit or bonding proceedings and in any such event, Landlord shall, at its election, be entitled to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount to the judgment in favor of the lienor, with interest, costs and allowances. In the event, such any suit, action or proceedings is brought to foreclose or enforce any such lien (whether or not the prosecution thereof was so compelled by Landlord), Tenant shall, at its own sole cost and expense, promptly pay, satisfy and discharge any judgment beyond all rights of appeal, entered therein, in default of which Landlord, at its option, may do so. Any and all amounts so paid by Landlord, and all costs and expenses paid or incurred by Landlord in connection with any or all of the foregoing, including but not limited to reasonable attorney's fees and costs of litigation, together with interest thereon, shall be paid by Tenant to Landlord on demand as Additional Rent hereunder.

SECTION 8. SURRENDER.

Upon Expiration (defined below) of this Lease, or any re-entry by Landlord upon the Premises pursuant to this Lease, Tenant shall quit and peaceably surrender the Premises into the possession and use of Landlord, in good order, condition and repair, ordinary wear and tear excepted, free and clear of all lettings, occupancies, liens, charges and encumbrances except such encumbrances which Landlord causes to occur after the Lease Date (to the extent they are not the obligation of Tenant under this Lease to prevent or remove). Upon such Expiration title to and ownership of the Premises (exclusive of Tenant's trade fixtures) shall automatically vest in Landlord without further payment or the execution of any further instrument. Tenant shall, on demand, execute, acknowledge and deliver to Landlord a written instrument, in recordable form, confirming such Expiration. Landlord, in addition to all other remedies reserved to it under Section 13 or by law, at any time after such Expiration may, without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof by summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all other Persons and property from the Premises, and may have, hold and enjoy the Premises and the right to receive all income of an from the same.

SECTION 9. ENTRY BY LANDLORD.
9.1	Inspection and Work.

Tenant shall permit Landlord and its authorized representatives and designees (accompanied by Tenant or its agents) to enter the Premises at all reasonable times for the purpose of (a) inspecting the same and (b) making any repairs thereto, performing any work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work or to commence the same for thirty (30) days after notice from Landlord (or with such notice that is appropriate in case of true emergency) and to store equipment and supplies thereon while performing such work. Nothing herein contained shall be construed as imposing any duty upon Landlord to do any such work. The performance thereof by Landlord shall not constitute a waiver of any default by Tenant in failing to perform the same, and Landlord shall have the right to receive reimbursement in respect thereof as provided in this Lease. If Landlord is performing any such inspection or work, then provided that Tenant is not in default Landlord shall endeavor in good faith to minimize any disruption to Tenant's use of the Property.

9.2	Inspection and Showing of Premises.

Landlord and its designees shall have the right to enter the Premises at all reasonable times during usual business hours (accompanied by a representative of Tenant) for the purpose of showing the Premises to prospective purchasers or mortgagees of the Premises, and shall further have the right to show the Premises to prospective future lessees during the last three (3) months of the term of this Lease.

SECTION 10. INDEMNIFICATION OF LANDLORD.
10.1	Tenant's Obligation.

Tenant shall indemnify and save Landlord harmless from and against, and shall reimburse Landlord for, all liabilities, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments and expenses, whether founded in tort, in contract or otherwise, including, but not limited to reasonable architects' and attorneys' fees and costs of litigation, which may be imposed upon, incurred, paid by or asserted against Landlord or Landlord's interest in the Premises for any reason, including but not limited to:

a. Anything done in, on or about the Premises or any part thereof in connection therewith by Tenant, Tenant's subleases and assignees, or with Tenant's permission.

b. The use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises, or any part thereof, or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto.

c. Any negligent or tortious act on the part of Tenant or any of its agents, contractors, servants or employees, subtenants and assignees;

d. Any accident, injury, death or damage to any person or property occurring in, on or about the Premises or public any part thereof or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto.

e. Any failure on the part of Tenant to perform or comply with any of the provisions contained in this Lease on its part to be performed or complied with. Nothing contained in this Section 10 shall be deemed to require Tenant to indemnify Landlord with respect to any act or omission constituting gross negligence or willful misconduct committed solely by Landlord, its agents, servants or employees.

10.2	Defense of Proceedings.

In any action or proceeding brought against Landlord by reason of any claim mentioned in this Section, Tenant, upon notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding, in Landlord's name, if necessary, by counsel for Tenant's insurance carrier, or otherwise by counsel approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall give Tenant prompt notice of any such claim or proceeding and will not to settle the same without Tenant' s consent, which consent shall not be unreasonably withheld.

SECTION 11. CONDEMNATION.
11.1	Definitions.

A Material Taking of the Premises shall mean a taking of twenty (20%) percent or more of the area of the Premises, or one which materially adversely affects access to the Premises, and access reasonably equivalent to that in existence prior to such taking cannot be reasonably economically restored. A taking of twenty (20%) percent or less of the parking area shall not under any circumstances constitute a Material Taking. A Partial Taking shall mean any taking that is not a Material Taking.

11.2	Material Taking.

If, at any time during the Term hereof, all or a Material Taking of the Premises for any public or quasi-public purpose shall occur by exercise of the right of condemnation, or deed in lieu thereof: (a) the obligations of Tenant and to comply with the provisions of this Lease, and the terms, covenants and conditions of the subleases, if any, affected by such taking shall continue unimpaired until the date of the taking, (b) this Lease and the Lease Term shall expire on the date of such taking, (c) the Rent hereunder shall be apportioned and paid to the date of such taking, and (d) the entire award received shall be paid to Landlord.

11.3	Partial Taking.

If at any time during the Term a Partial Taking occurs, this Lease and the Lease Term shall continue in full force and effect. Landlord shall receive the entire proceeds of any award made in respect of a Partial Taking of the Premises and such Partial Taking shall not in any way affect this Lease or the Tenant's obligation to pay Rent, except that the Base Rent and Tenant's obligations to pay its share of real estate taxes and insurance, as provided above in this Lease, shall be reduced from and after the effective date of the Partial Taking, as determined by Landlord, proportionately to the percentage of the Premises taken. Such taking is deemed to be a Partial Taking and Landlord is entitled to any and all awards and proceeds therefrom.

11.4	Temporary Taking.

If the temporary use of the whole or any part of the Premises shall be taken at any time during the Lease Term for any public or quasi-public purpose by any lawful power or authority or by the exercise of the right to condemnation or eminent domain or by agreement in lieu of condemnation, the Lease Term shall not be affected in any way, and Tenant shall continue to pay in full Rent hereunder and, Tenant shall not be entitled to receive any award or payment for such taking.

11.5	No Claim.

Tenant shall have no rights arising out of the complete or partial termination of this Lease as a result of any taking of all or any portion of the Premises, nor a right to any payment or award based upon the value of the unexpired Term of this Lease, nor for any consequential damaged portion of to the Premises not taken or the diminution of the value of the Premises or the Lease.

SECTION 12. MORTGAGE, ASSIGNMENT AND SUBLETTING.

12.1	No Mortgage, Assignment or Subleasing.

Tenant shall not mortgage, pledge, transfer, grant or assign as security all or any portion of its interest in this Lease or in the Premises. Tenant shall not assign or sublease its interest in the Lease, or any portion(s) thereof, without the prior written consent of the Landlord, which may be granted, withheld and conditioned in Landlord's sole discretion.

12.2	Liability on Assignment or Transfer.

If this Lease is assigned or transferred, whether or not in violation of the provisions of this Lease, Landlord may collect Base Rent and Additional Rent from the assignee or transferee. If the Premises or any part thereof is sublet, used or occupied by other than Tenant and any permitted subtenants, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent herein reserved. No assignment, sublease or other transfer of Tenant's interest in and under this Lease shall relieve Tenant of liability hereunder.

12.3	Lease Subordinate.

This Lease is, and shall remain, subordinate in lien priority to all existing mortgages or deeds of trust upon said Premises and building, and to any and all mortgages and deeds of trust that may hereafter be placed thereon, automatically. However, Tenant agrees to execute such reasonable documents confirming such subordination as Landlord may request.

SECTION 13. DEFAULT PROVISIONS.
13.1	Events of Default.
Any and all of the following shall constitute "Events of Default" hereunder:

a. Tenant's failure to pay any installment of Rent or part thereof when and as of the same is or shall have become due and payable, and such default shall continue for a period of five (5) days after notice from Landlord; or

b. Tenant's failure to perform or comply with any of the provisions contained in this Lease and such default shall continue for a period of thirty (30) days, provided, however, that if such a default occurs which cannot with due diligence be cured within such period of thirty (30) days but which is susceptible of being cured, then there shall be no Event of Default unless Tenant fails within said period to initiate a cure thereof and pursue such cure with all due diligence within a reasonable period, but in no event shall such reasonable period exceed a total of ninety (90) days from the occurrence of the default; or

c. If Tenant makes an assignment of any material part of its assets for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator as to any material part of its assets, or files for bankruptcy protection in any court; or

d. If any proceeding is commenced against Tenant seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any insolvency or bankruptcy law and such proceedings shall not have been dismissed within sixty (60) days, or if, within sixty (60) days after the involuntary appointment of any trustee, receiver or liquidator of Tenant of all or any material part of Tenant's properties such appointment shall not have been vacated or stayed on appeal or otherwise, or within sixty (60) days after the expiration of any such stay such appointment shall not have been vacated, or if, within thirty (30) days, an execution, warrant, attachment, garnishment levied of fixed against the Premises, or any part thereof, or against Tenant, as the case may be, shall not be vacated or discharged.

13.2	Notice to Tenant.

At any time after the occurrence of Event of Default (but prior to the curing of such Events of Default), Landlord may give notice to Tenant specifying such Event or Events of Default and stating that on the date specified in such notice, which shall be at least five (5) days after the giving of such notice, this Lease and the Lease Term shall expire with the same force and effect as though the date so specified were the date herein originally fixed as the Expiration Date of the Lease Term, Tenant shall surrender the Premises as provided in Section 8, and all rights of Tenant under this Lease shall expire, provided, however, that Tenant shall remain liable as herein provided.

13.3	Continuing Obligation.

No Expiration of this Lease shall relieve Tenant of its liability and obligations hereunder, and such liability and obligations shall survive any such Expiration. In the event of any such Expiration, whether or not the Premises or any part thereof shall have been re-let, Tenant shall pay Landlord the Rent to be paid by Tenant up to the time of such Expiration and thereafter Tenant, until the end of what would have been the Lease Term in the absence of such Expiration shall pay Landlord, as and for liquidated and agreed current damages for Tenant's default, (a) the equivalent of the amount of Base Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less the proceeds, if any, of any re-letting effected pursuant to the Provision hereof, and (b) an amount equal to all of Landlord's expenses in connection with such re-letting, including all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs and expenses of preparation for such re-letting. Tenant shall pay the damages provided for above to Landlord monthly on the days on which Base Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each month such damages as shall arise or shall have the right to accumulate damages and sue to recover the same from time to time as Landlord may determine. Tenant shall pay to Landlord the damages provided above on demand. At any time after such Expiration, whether or not Landlord shall have collected any damages as aforesaid, Landlord, at its election, shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present worth of the Rent reserved under this Lease from the date of such Expiration for what would be the unexpired portion of the Lease Term if the same had remained in effect, over the then fair rental value of the Premises for the same period, said present worth to be computed on the basis of a discount of six (6%) percent per annum and on a net lease basis.

13.4	Waiver.

Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter or notice to quit provided for in any law, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant also waives any and all right of redemption or re-entry or repossession by Landlord or in case of any Expiration of this waives and will waive any and all right to a trial by jury in the event that summary dispossession proceedings shall be instituted by Landlord. The terms "enter," re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meaning.

SECTION 14. ESTOPPEL CERTIFICATE.

Tenant agrees at any time and from time to time, upon not less than ten (10) days' notice by Landlord, to execute, acknowledge and deliver, without charge, to Landlord or to any person designated by Landlord, a statement in writing certifying that: (a) this Lease is unmodified (or if there have been modifications, identifying the same); (b) Tenant has not received any notice or termination of this Lease (or if Tenant has received such a notice, that it has been revoked, if such be the case); (c) that no Event of Default exists hereunder (or if any such event of Default does exist, specifying the same and stating that the same has been cured, if by the case); (d) that Tenant, to its knowledge, has no claims or offsets, or if it has any claims or offsets specifying the same); and (e) the dates to which Rent and payable by Tenant hereunder have been paid.

SECTION 15. MISCELLANEOUS.
15.1	Invalidity of Particular Provisions.

If any provision of this Lease or the application thereof to any person or circumstance shall, determined to be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

15.2	Waiver.

No failure by either party to insist upon the strict performance of any provision of this Lease or to exercise any right or remedy upon a breach hereof, and no acceptance of full or partial rent during the continuance of any breach, shall constitute a waiver of any such breach of such provision. No provision of this Lease, nor any breach thereof, shall be waived, altered or modified except by a written instrument executed by both parties. No waiver of any breach shall affect or alter this Lease, but each and every provision of this Lease shall continue in full force and effect with respect to any other than existing or subsequent breach thereof.

15.3	Remedies Cumulative.

Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for herein or now or hereafter existing by Law, in equity or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the foregoing rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other such rights or remedies.

15.4	Notices.

All notices hereunder shall be in writing, shall be deemed given when delivered, if hand-delivered or delivered by courier or overnight delivery service, or three business days after mailing if sent by certified mail, return receipt requested, postage prepaid, and in any such event if addressed as follows: If to Landlord at: c/o Reuter's, Inc., 4115 Wisconsin Avenue, N.W., Suite 100, Washington, D.C. 20016. (For information purposes only, all telephone calls shall be directed to (202) 244-8200.) If to Tenant at:

Mr. Brian Wilson Interstate General Company P. O. Box 1280 Middleburg, VA, 20118 540-687-3177

Either party may, by notice, change its address for all subsequent notices.

15.5	Quiet Enjoyment.

Landlord covenants that Tenant, upon paying all Rent herein provided for and observing and keeping all covenants and provisions of this Lease on its part to be observed and kept, shall quietly have and enjoy the Premises during the Term of this Lease, without hindrance or molestation by anyone, subject however to the exceptions, reservations, and provisions of this Lease).

15.6	Landlord's Right to Perform Tenant's Covenants.

a. If Tenant shall at any time fail to pay any Imposition or discharge any other obligation under this Lease in accordance with the provisions hereof, then Landlord, upon ten (10) days' notice to Tenant (except when another notice is expressly provided for in this Lease, but without notice in case of an emergency where no notice reasonably can be given) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to): (i) pay any Imposition payable by Tenant (ii) take out, pay for and maintain any of the insurance policies provided for herein; and (iii) make any other payments or perform any act on Tenant's part to be made or performed as provided in this Lease, and may enter upon the Premises for any such purpose, and take all such action thereon as may be reasonably necessary therefor.

b. All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon from the respective dates of Landlord's making of each such payment or incurring of each such cost and expense, at a rate equal to two (2.0) percentage points above the percentage rate published as the prime rate of interest in and by the Wall Street Journal from time to time, shall be paid by Tenant to Landlord on demand as Rent hereunder. Upon the Expiration of this Lease, the unearned premiums upon any such insurance policies lodged with Landlord by Tenant shall be apportioned.

15.7	Provisions Deemed Conditions and Covenants.

All of the terms, covenants, agreements, limitations, conditions and provisions of this Lease shall be deemed and construed to be "conditions" and "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

15.8	Reference to Expiration.

Any reference herein to the expiration or termination of this Lease (hereinafter sometimes "Expiration") shall be deemed to include any termination hereof by expiration of the Lease term, default, or otherwise, except as expressly provided to the contrary herein.

15.9	No Waste.
Tenant shall neither cause nor suffer any waste to the Premises or any part thereof.

15.10	Captions and Construction.

The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Lease nor in any way shall affect this Lease or the construction of any provision hereof.

15.11	Oral Change or Termination.

Subject to Section 15.12, this Lease and the documents referred to herein contain the entire agreement between the parties pertaining to the subject matter hereof, and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. This Lease cannot be changed or terminated orally.

15.12	Tenants Improvements.

Tenant shall not improve, construct additional improvements on, physically modify (i.e., paint, wallpaper, carpet, change wall or door locations, etc.) or add fixtures to the Premises, except with Landlord's prior written consent, not to be unreasonably withheld or conditioned, provided, however, that unless it is otherwise agreed in writing by the parties prior to any such construction, modification or improvements, all such fixtures, additions and improvements shall belong to Landlord upon the termination of this lease.

15.13	Landlord's Liabilities Limited.

In case Landlord or any successor to Landlord's interest in the Premises shall convey or otherwise dispose of the entire building and turn over to the transferee any funds held by it hereunder in which Tenant has an interest, all liabilities and obligations on the part of such Landlord or its successor as Landlord under this Lease accruing after such conveyance or disposal shall terminate upon such conveyance or disposal, and thereupon all such liabilities and obligations shall be binding upon any such new owner of Landlord's interest in the Premises. Neither Landlord nor its agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. Furthermore, in the event of a judgment in favor of Tenant which remains unpaid, Tenant's rights of redress, execution and levy shall be limited to the equity of Landlord in the building in which the Premises is located. Tenant agrees to attorn to such new owner.

15.14	Signage.

Any exterior signage and/or lighting must have Landlord's approval, to be granted or withheld in Landlord's sole discretion, and must comply with the Town of Middleburg's regulations and any other applicable covenants, restrictions or laws.

15.15	Broker.

Tenant represents and warrants that it has used no finder or broker for whom Landlord shall be liable for any fees, commissions or the like in connection with this Lease or the Premises. Tenant also acknowledges that Nancy B. Reuter is authorized to execute this Lease as the Managing Member for Landlord and further acknowledges that she is a licensed real estate broker in the Commonwealth of Virginia.

15.16	Successors and Assigns.

The Provisions in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided in this Lease, their respective legal representatives, successors and assigns.

15.17	Survival.
The rights and obligations of the parties existing under this Lease shall survive its Expiration.

15.18	Rules & Regulations.

Tenant covenants and agrees that all rules and regulations set forth herein or hereafter adopted by the Landlord and made known to the Tenant shall have the same force and effect as covenants of this Lease and Tenant covenants that it, its guest and invitees shall conduct themselves in or on the Premises as required by the rules and regulations. All trades people and other persons summoned or otherwise requested by the Tenant shall likewise be subject to these regulations.

SECTION 16 CONFIDENTIALITY.

The terms of this Lease shall remain confidential and may be released to non-parties only with a demonstrated need to know, in the discretion of Landlord; provided, however, that Tenant and Landlord each may provide this Lease to their own accountants, agents and attorneys, who shall, however, remain subject to this confidentiality provision as to others.

SECTION 17 SPECIAL PROVISIONS.
Landlord and Tenant hereby further agree to the following Special Provisions of the Lease:
I.	Combine Suites. Landlord will connect the suites through #1's kitchen and #4's closet and install door from the conference room in #4.

II.	Painting: Landlord agrees to paint the suites in a soft white shade.

III.	Carpet: Landlord will leave in place and clean existing carpet.

IV.	Blinds: Landlord will install window blinds at the option of the Tenant.

V.	Parking. Four parking spaces shall be allocated for the Tenants use at the rear of the building.

VI.

Wiring: Any and all wiring installed by Tenant must be completely concealed in the crawl space above the ceiling and within the hollow walls and terminate in standard wall plates. Landlord will pay Tenant 50% of wiring cost based on a paid invoice not to exceed $3,500.00.

VII.

Kitchen Equipment. At the option of the Tenant, the following kitchen equipment may remain (in as is condition): electric stove, dishwasher, under counter refrigerator and disposal, with the understanding that any repairs to or future replacements are the responsibility of the Tenant.

VIII.	Option to Renew. Tenant shall have a three (3) year option to renew upon mutually agreeable terms.

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

Landlord: West Washington Street, LLC

/s/ John A. Reuter Witness	By: /s/ Nancy B. Reuter N.B. Reuter, Managing Member

Tenant: Interstate General Company

/s/ John A. Reuter Witness	By: /s/ Brian Wilson Brian Wilson